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                                   Exhibit 99-1


                         Pro Forma Financial Information


The Pro Forma financial information required by Item 7(b)(1) is supplied by the Quarterly Report on Form 10-Q for the Company's fiscal quarter ended December 28, 1998 (the "Form 10-Q"). Following consummation of the BridgePoint Sale on December 15, 1998 and the filing of a Certificate of Dissolution with the Delaware Secretary of State, the Company ceased all business activities except those associated with the winding up of the Company pursuant to Delaware law. As a result, the financial statements contained within the Form 10-Q accurately reflect the Company's financial position as of December 15, 1998.